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                                                               Exhibit 3.3

                                 AMENDED BY-LAWS
                                       OF
                    CONSTRUCTION TECHNOLOGY INDUSTRIES, INC.

ARTICLE I.  MEETINGS OF STOCKHOLDERS

            Section 1.1. Time and Place. All meetings of stockholders shall be held at such time and place, whether within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 1.2. Annual Meetings. An annual meeting of stockholders, commencing with the year 2000, shall be held on the second Tuesday in July of each year, or, if such day be a legal holiday, on the next business day following; provided, that if advisable or convenient to hold the meeting on such day, then in such year the annual meeting shall instead be held on such other day as the board shall prescribe.

            Section 1.3. Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of any one or more stockholders owning at least sixty-six and two thirds percent (66.23%) of the shares of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting. Special meetings may also be called as provided in Section 2.4 of these By-Laws.

            Section 1.4. Notice of Meetings. Written notice of each meeting of stockholders stating the time and place thereof, and, in the case of a special meeting, specifying the purpose or purposes thereof shall be given, in the manner prescribed by Section 5.1 of these By-Laws, to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty
(20) nor more than sixty (60) days prior to such meeting.

            Section 1.5. Quorum. Except as otherwise provided by statute, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business at each meeting of stockholders.

            Section 1.6. Vote Required. At any meeting of stockholders at which a quorum is present, directors shall be elected by a plurality of the votes cast and any other corporate action shall be authorized by a majority of the votes cast, unless the action is one on which, by express provision of a statute, a different vote is required, in which case such express provision shall govern the determination of such action.

            Section 1.7. Voting. At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy; and each stockholder of record shall be entitled to one vote for each outstanding share standing in his name on the books of the Corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting. The order of business at all meetings of stockholders shall be determined by the presiding officer.

            Section 1.8. Proxies. Each proxy shall be in writing executed by the stockholder giving

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the proxy or his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

            Section 1.9  Notice of Stockholder Business & Nominations

                  a) Annual Meetings of Stockholders

                     1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder of the Corporation who was a stockholder of record at the time of the giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                     2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph a) 1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business of the 60th day nor earlier than the close of business of the 90th day prior to the first anniversary of the preceding year's annual meeting' provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business of the 90th day prior to such annual meeting and not later than the close of business of the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                     3) Notwithstanding anything in the second sentence of paragraph a) 2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the By-Law shall also be considered timely but only


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with respect to the nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business of the 10th day following the date on which such public announcement is first made by the Corporation.

                  b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph a) 2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  c)    General

                     1) Notwithstanding any provision of these By-Laws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation, as amended, or these By-Laws, the officer of the Corporation or other person presiding over the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                     2) For purpose of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  Notwithstanding the foregoing provisions of the By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-Law. Nothing in the By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            Section 1.10 Consents Whenever any action is required or permitted to be taken at a meeting of the shareholders, such action may be taken without a meeting if the required


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number of shareholders consent thereto in writing and such written consent or consents are filed with the Corporation in compliance with Section 228 of the General Corporation Law of Delaware.

ARTICLE II.  DIRECTORS

            Section 2.1. Board of Directors. The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not required to be exercised or done by the stockholders.

            Section 2.2. Number; Election and Tenure. The first Board of Directors shall consist of three (3) members and thereafter the number of directors constituting the whole Board of Directors shall be not less than one
(1) nor more than nine (9) as fixed from time to time by resolution of the whole Board or by the stockholders at any annual or special meeting; provided, that no decrease in the number of directors shall shorten the term of any incumbent director. With the exception of the first Board of Directors, which shall be elected by the incorporators of the Corporation, and except as otherwise provided in these By-Laws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the annual meeting of the stockholders next succeeding his election and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise.

            Section 2.3. Resignation and Removal. Any director may resign at any time by written notice to the Corporation. Any director may be removed, for cause or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

            Section 2.4. Vacancies. Any vacancy in the Board of Directors occurring by reason of the death, resignation or disqualification of any director, the removal of any director from office for cause or without cause, an increase in the number of directors, or otherwise, may be filled by vote of the stockholders or the Board or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office or by a sole remaining director. When one or more director shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws. Each director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal, replacement or otherwise.

            Section 2.5. Access to Books and Reliance. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. A director shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith

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upon other records of the Corporation.

ARTICLE III.  MEETINGS OF THE BOARD

            Section 3.1. Time and Place. Meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall be determined in accordance with these By-Laws.

            Section 3.2. First Meeting. The directors elected at each annual meeting of stockholders shall hold their first meeting at the place at which the annual meeting of stockholders shall have been held and immediately thereafter, and no notice of such meeting to the newly-elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

            Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held, without notice, at such time and place as shall from time to time be fixed in advance by resolution of the Board.

            Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and at the written request of any two (2) directors shall be called by the Chairman of the Board, the President or the Secretary. Written notice of each special meeting of directors stating the time and place thereof shall be served on each director, in the manner provided in Section 5.1 of these By-Laws, at least two
(2) business days before such meeting, provided, however, that if notice is served by mail it shall be posted at least five (5) business days before such meeting. The time and place of any special meeting of directors may also be fixed by a duly executed waiver of notice thereof.

            Section 3.5. Quorum and Voting. At all meetings of the Board of Directors one-third (1/3) of the total number of directors but not less than (2) directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of the Board of Directors, the members of the Board present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. Any director who participates in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other shall be deemed to be present in person at such meeting.

            Section 3.6. Meetings During Emergency. During any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action, notice of any meeting of the Board during such an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

            Section 3.7. Consents. Whenever any action is required or permitted to be taken at a meeting of the Board of Directors, such action may be taken without a meeting if all members


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of the Board consent thereto in writing and such written consent or consents are filed with the minutes of the Proceedings of the Board.

ARTICLE IV.  COMMITTEES

            Section 4.1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate directors of the Corporation in such number as the Board shall see fit, but not less than two
(2), as an Executive Committee which shall have and may exercise, during intervals between meetings of the Board, the powers of the Board of Directors in the management of the business and affairs of the Corporation (including, but without limitation, the powers of the Board of Directors as specified in these By-Laws, provided, however, that it shall not have power to fill vacancies in its membership, to authorize the issuance of shares of the capital stock of the Corporation, or to make or amend these By-Laws), and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors shall designate one of the members of the Executive Committee to be the Chairman of said Committee. Each member of the Executive Committee shall continue to act as such only so long as he/she shall be a director of the Corporation and only during the pleasure of a majority of the total number of directors of the Corporation at the time in office. In the absence or disqualification of a member of the Executive Committee, the member or members present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

            Section 4.2. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of, and communicated to all, the members of the Executive Committee. Special meetings of said Committee may be called at the request of any member. Notice of each special meeting of said Committee shall be given in the manner provided in Sections 3.4 and 5.1 of these By-Laws. Subject to the provisions of this Article IV, the Executive Committee, by resolution of the majority of all its members, shall fix its own rules of procedure and keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings shall have been taken.

            Section 4.3. Quorum and Manner of Acting. Not less than a majority of the members of the Executive Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. The directors comprising said Committee shall act only as a committee, and such directors, individually, shall have no power as such.

            Section 4.4. Vacancies. The Board of Directors, by vote of a majority of the whole Board, shall have power to fill any vacancy in the Executive Committee due to death, resignation, removal, or any other cause.

            Section 4.5. Resignation. Any director may resign from the Executive Committee at any time by giving written notice of his/her resignation to the Board of Directors or to the Chairman of the Board, the Chairman of the Executive Committee, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.



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            Section 4.6. Other Committees. The Board of Directors may, by
resolution or resolutions passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of two (2) or more directors of the Corporation, which shall have any may exercise such powers as the Board of Directors may determine and specify in such resolution or resolutions, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its actions, and fix the time and place (whether within or without the State of Delaware) of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time. In the absence or disqualification of a member of any such committee, the member or members present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

            Section 4.7. Action by Consent. Any action required or permitted to be taken at any meeting of any committee authorized hereunder may be taken without a meeting if prior to such action a written consent thereto is signed by all members of such committee, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

ARTICLE V.  NOTICES

            Section 5.1. Delivery of Notices. Except as otherwise provided in these By-Laws, notices to directors and stockholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, with first class postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice to directors may also be given by telegram or facsimile addressed to the directors at their respective addresses appearing on the books of the Corporation or by leaving the notice at the residence or usual place of business of a director. Notice by telegram shall be deemed to be given when received by the communications carrier. Notice by facsimile shall be deemed to be given when transmitted.

            Section 5.2. Waiver of Notice. Whenever the Corporation or the Board of Directors is authorized to take any action after notice to any person or persons, such action may be taken without notice, if at any time before or after such action is completed the person or persons entitled to such notice submit a signed waiver of notice. Attendance of a person at a meeting of stockholders or directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders or directors need be specified in any written waiver or notice.

ARTICLE VI.  OFFICERS

            Section 6.1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President, one (1) or more Executive Vice Presidents, a Treasurer and a Secretary. The Chairman of the Board and the President shall be selected from among the


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directors, but no other executive officer need be a member of the Board.
Two (2) or more officers, except those of President and Vice President and those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity. The executive officers of the Corporation shall be appointed annually by the Board of Directors at its first meeting following the meeting of stockholders at which the Board was elected.

            Section 6.2. Other Officers and Agents. The Board of Directors may also appoint one (1) or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers and agents as the Board may determine to be advisable.

            Section 6.3. Tenure; Resignation; Removal; Vacancies. Each officer of the Corporation shall hold office until his successor is appointed or until his earlier displacement from office by resignation, removal or otherwise. Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board of Directors, provided, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Corporation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

            Section 6.4. Authority and Duties. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not provided, as may be prescribed by the Board of Directors.

            Section 6.5. The Chairman of the Board. The Chairman of the Board may but shall not necessarily be the Chief Executive Officer of the Corporation. He/She shall preside at all meetings of the stockholders and the directors. He/She shall have general and active management of the business of the Corporation, shall see to it that all resolutions and orders of the Board of Directors are carried into effect, and, in connection therewith, shall be authorized to delegate to the President and the other executive officers such of his/her powers and duties as Chairman of the Board at such times and in such manner as he/she may deem to be advisable. Except where by law or by order of the Board of Directors the signature of the President is required, the Chairman of the Board shall have the same power as the President to execute instruments on behalf of the Corporation.

            Section 6.6. The President. The President shall be the Corporation's executive officer next in authority to the Chairman of the Board. He/She shall assist the Chairman of the Board in the management of the business of the Corporation and, in the absence or disability of the Chairman, or in the event of the explicit refusal of the Chairman to discharge the duties of his office, he/she shall preside at all meetings of the stockholders and the directors, and exercise the other powers and perform the other duties of the Chairman or designate the executive officers of the Corporation by whom such other powers shall be exercised and other duties performed; and he/she shall have such other powers and duties as may from time to time be assigned to him/her by the Board of Directors or the Chairman of the Board. During the vacancy in the office of Chairman of the Board the President shall serve as Acting Chairman.

            Section 6.7. The Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents, shall assist the Chairman of the Board in the management of the business of the Corporation and the implementation of resolutions and orders of the Board of Directors at such times and such manner as the Chairman of the Board may deem to be advisable. If there be more than one Vice President, the Board of Directors may grant such titles as shall be


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descriptive of their respective functions or indicative of their relative seniority. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority as indicated by their titles or as otherwise determined by the Board of Directors shall in the absence or disability of the Chairman of the Board and the President, or in the event of the explicit refusal of the Chairman and the President to discharge the duties of their offices, exercise the powers and perform the duties of those officers; and he/she or they shall have such other powers and duties as the Board of Directors or the Chairman of the Board may from time to time prescribe. Said Vice President shall serve as Acting President during a vacancy in the office of President and, in the event the offices of both the Chairman of the Board and the President are vacant shall serve as Acting Chairman.

            Section 6.8. The Assistant Vice Presidents. The Assistant Vice President, if any, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board.

            Section 6.9. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chairman of the Board and the Board of Directors, at meetings or whenever it may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and he shall perform such other duties as the Board of Directors or the Chairman of the Board may from time to time prescribe.

            Section 6.10. The Assistant Treasurer. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers, in the order determined by the Board of Directors or by the Chairman of the Board, shall, in the absence or disability of the Treasurer, or in the event of the explicit refusal of the Treasurer to discharge the duties of his/her office, exercise the powers and perform the duties of the Treasurer; and he/she or they shall perform such other duties as the Board of Directors or the Chairman of the Board may from time to time prescribe. Said Assistant Treasurer shall serve as Acting Treasurer during a vacancy in the office of Treasurer.

            Section 6.11. The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record the minutes of all proceedings taken at such meetings, and maintain all documents evidencing corporate actions taken by written consent of the stockholders or of the Board of Directors, in a book to be kept for that purpose. He/She shall see to it that all notices of meetings of the stockholders and of special meetings of the Board of Directors are duly given in accordance with these By-Laws or as required by statute; he/she shall be the custodian of the seal of the Corporation, and, when authorized by the Board of Directors, he shall cause the corporate seal to be affixed, attested by his signature as Secretary or by the signature of an Assistant Secretary; he shall also keep or cause to be kept a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation showing their respective addresses, the number of shares registered in the name of each, and the dates when they respectively became the owners of record thereof, and such book shall be open for inspection as prescribed by the laws of the State of Delaware; and he/she shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board.


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


            Section 6.12. The Assistant Secretary. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors or by the Chairman of the Board shall, in the absence or disability of the Secretary, or in the event of the explicit refusal of the Secretary to discharge the duties of his/her office, exercise the powers and perform the duties of the Secretary; and he/she or they shall perform such other duties as the Board of Directors or the Chairman of the Board from time to time prescribe. Said Assistant Secretary shall serve as Acting Secretary during a vacancy in the office of the Secretary.

ARTICLE VII.  STOCK CERTIFICATES

            Section 7.1. Form and Signature. The stock certificates of the Corporation shall be in such form as shall be determined by the Board of Directors, and shall be numbered and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number of shares that it evidences, shall set forth such other statements as may be required by statute, and shall be signed by the Chairman of the Board, President or Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary.

            Section 7.2. Lost Certificates. The Board of Directors may direct that a new stock certificate or certificates which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof. The Board, in its discretion and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, to furnish the Corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation in respect of such lost, stolen or destroyed certificate.

            Section 7.3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VIII.  GENERAL PROVISIONS

            Section 8.1.  Record Date.

                  (a) For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or at any adjournment thereof in respect of which a new record date is not fixed, or to express written consent to the taking of corporate action without a meeting or to receive notice that any such corporate action was taken without a meeting or for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.


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                  (b) If no record date is fixed:

                     (1) The record date for determining the stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held;

                     (2) The record date for determining stockholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

                     (3) The record date for determining stockholders for any purpose other than those specified in subparagraphs (1) and (2) shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

            Section 8.2. Registered Stockholders. There shall be kept at the office of the Corporation in the State of Delaware a record containing the names and addresses of all stockholders, the number of shares held by each and the dates when they respectively became the owners of record thereof. Except as otherwise required by law, the Corporation shall be entitled to recognize a sole owner of such shares for all purposes, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any person other than such registered holder, regardless of whether it shall have knowledge or notice of any such claim or interest. Without limiting the generality of the foregoing, the Corporation shall be entitled to recognize the exclusive right of a person whose holding of shares is so pursuant to Section 7.1 of these By-Laws to be treated as the sole owner of such shares for the purpose for which such record date was so fixed or determined.

            Section 8.3. Dividends and Distributions; Reserves. Subject to all applicable requirements of law and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in shares of the Corporation, such dividends and distributions upon or in respect of outstanding shares of the Corporation as the Board may deem to be advisable. Before declaring any such dividend or distribution, the Board may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in its absolute discretion, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board may deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

            Section 8.4. Annual Statement. The Board of Directors shall present at each annual meeting of the stockholders a full and clear statement of the business and financial condition of the Corporation.

            Section 8.5. Fiscal Year. The fiscal year of the Corporation shall be fixed and may from time to time be changed by resolution of the Board of Directors.

            Section 8.6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Delaware".

            Section 8.7 Securities of Other Corporations. The Chairman of the Board or any other


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

officer authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

            Section 8.8. Loans to Directors. A loan shall not be made by the Corporation to any director, provided, however, that the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any of its subsidiaries, including any officer or employee who is a director of the Corporation, whenever in the judgment of the directors such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

            Section 8.9. Litigation by Corporation. No court action, suit or arbitration proceeding shall be commenced by the Corporation against a member of the Board of Directors unless authorized by a specific resolution of the Board

            ARTICLE IX.  INDEMNIFICATION

            Section 9.1. Indemnification. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with any such action, suit or proceeding; in each case to the fullest extent permissible under Subsections (a) through (e) of Section 145 of the General Corporation Law of Delaware or the indemnification provisions of any successor statute. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or direction of any court or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

            For purposes of the Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

            For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he/she would if he/she served the resulting or surviving corporation in the same capacity.

ARTICLE X.  AMENDMENTS

            Section 10.1. Power to Amend. These By-Laws may be amended or repealed, and new By-Laws may be adopted, in the manner provided in the Certificate of Incorporation.






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